UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Director

On December 1, 2011, Peter H. Kamin resigned from the Board of Directors (the “Board”) of KAR Auction Services, Inc. (the “Company”), effective immediately, in connection with Mr. Kamin’s retirement from ValueAct Capital (“ValueAct”). Mr. Kamin was a member of the nominating and corporate governance committee of the Board. Mr. Kamin’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)	Appointment of Director

On December 1, 2011, the Board elected Kelly Barlow as a director of the Company and appointed him to the nominating and corporate governance committee of the Board. Mr. Barlow was designated to the Board by KAR Holdings II, LLC (“KAR LLC”) pursuant to the Director Designation Agreement, dated as of December 10, 2009, between the Company and KAR LLC. Mr. Barlow replaces Mr. Kamin as one of KAR LLC’s designated directors on the Board.

Mr. Barlow currently serves as a Partner of ValueAct. Certain relationships and related party transactions of the Company and affiliates of ValueAct are described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities Exchange Commission on April 12, 2011 under the heading “Certain Related Party Relationships,” which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2011	KAR Auction Services, Inc.

/s/ Rebecca C. Polak

Rebecca C. Polak
Executive Vice President, General Counsel and Secretary